CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A (333-236441) of AXA Equitable Life Insurance Company of our report dated March 12, 2020 relating to the consolidated financial statements and financial statement schedules, which appears in AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 21, 2020